Exhibit 99.1

Gresham Worldwide, Inc. and Ault Disruptive Technologies Corporation Announce Merger Agreement

•	The combined company, which will be named Gresham Worldwide, Inc., will have an implied pro-forma enterprise value of approximately $83 million with up to approximately $1 million in additional cash, assuming no redemptions by Ault Disruptive’s public stockholders
•	Merger anticipated to close in fourth quarter 2024; combined company anticipated to remain listed on NYSE American
•	Gresham stockholders will retain 100% of their equity and will continue to own approximately 66% of the combined company, assuming no redemptions by Ault Disruptive’s public stockholders

SCOTTSDALE, AZ and LAS VEGAS, NV – JUNE 24, 2024 (BUSINESS WIRE) – Gresham Worldwide, Inc. (OTCQB: GIGA) (“Gresham” or the “Company”), a provider of high-performance purpose-built electronic solutions for mission critical applications in defense, health care, telecommunications, and transportation industries, and Ault Disruptive Technologies Corporation (NYSE American: ADRT) (“Ault Disruptive”), a special purpose acquisition company, today announced they have entered into a definitive agreement and plan of merger (the “Merger Agreement”). Under the terms of the Merger Agreement, a wholly owned subsidiary of Ault Disruptive will merge with and into Gresham and the holders of the outstanding Gresham shares will receive equity in Ault Disruptive in connection with the business combination (the “Transaction”).

The Boards of Directors of both Gresham and Ault Disruptive have unanimously approved the proposed Transaction, which is subject to customary closing conditions, including receipt of all regulatory approvals, as well as the approval of the proposed Transaction by Gresham’s and Ault Disruptive’s stockholders. The closing of the transaction is anticipated to occur in the fourth quarter 2024, with Gresham to redomicile from California to Delaware prior to the closing. Ault Disruptive will be rebranded and operate as Gresham Worldwide, Inc. and is expected to remain listed on the NYSE American under the ticker symbol “GWWI.”

While each of Ault Disruptive and Gresham is a public traded corporation, Ault Alliance, Inc. beneficially owns a majority of each issuer’s shares of common stock. As such, the Transaction is a related party transaction.

Following the closing of the Transaction, the combined company will be led by Jonathan Read, Gresham’s Chief Executive Officer and Lutz P. Henckels, Gresham’s Chief Financial Officer.

Gresham is a defense contractor, manufacturer of sophisticated medical testing equipment and distributor of electronic components with material operations in Israel, the United Kingdom, Connecticut and California.

Jonathan Read, Chief Executive Officer of Gresham, said, “The merger with Ault Disruptive marks a significant step for Gresham. It will allow us to expand the full potential of our investments in defense and healthcare technology. Listing on the NYSE American stock exchange should provide us with access to the necessary resources and visibility to enhance our engineering, production, and sourcing capabilities. Gresham has achieved over 20% revenue growth annually for the past three years and expects that growth to significantly accelerate with our global defense requirements and our new products for the healthcare industry. We are executing on our substantial $40+ million backlog of orders, while securing new orders from existing and prospective customers. Out support of the Israel defense requirements is vital to our global market position. Our expansion into providing NATO members defense products is also resulting in increased projects and products. We also believe that being on a national exchange will give us access to the resources to continue executing acquisitions of smaller defense contractors and accelerate our growth both organically and through M&A.”

Willliam Horne, Chief Executive Officer of Ault Disruptive said, “We are excited to partner with Gresham, a leader in high-performance electronic solutions for mission-critical applications across various industries. The increasing global demand for defense-related technologies, driven by ongoing conflicts and tensions, underscores the value of Gresham’s offerings. This merger will not only bolster Gresham’s growth but also deliver significant value to our stockholders. We look forward to working closely with Jonathan and his team as Gresham continues its impressive growth journey.”

Transaction Overview

Under the terms of the Merger Agreement, the Transaction is valued at an estimated pro forma enterprise value of approximately $83 million. At the closing, Gresham expects up to approximately $1 million of gross cash proceeds, assuming no redemptions by Ault Disruptive’s public stockholders, and intends to use net proceeds to fund continuing growth and expansion of its business. Upon completion of the Transaction, and assuming the issuance of common stock upon the conversion of outstanding convertible notes, Gresham stockholders will retain 100% of their equity and own 66% of the combined company at closing, assuming no redemptions by Ault Disruptive’s public stockholders.

Additional information about the Transaction will be provided in a Current Report on Form 8-K to be filed by Gresham and Ault Disruptive with the Securities and Exchange Commission (“SEC”) and will be available at the SEC’s website, www.sec.gov.

Advisors

A.G.P./Alliance Global Partners is serving as financial advisor to Ault Disruptive. Olshan Frome Wolosky LLP is serving as legal advisor to Ault Disruptive, and Nason, Yeager, Gerson, Harris & Fumero, P.A. is serving as legal advisor to Gresham.

About Gresham

Gresham works through operating companies in the United States, Israel and the United Kingdom to deliver purpose-built technology solutions that save, protect, and enhance life. The Company focuses on providing turnkey electronic solutions for defense, test and training applications, power electronics and displays, and radio frequency, microwave and millimeter wave systems and components. The Company primarily supports the defense and aerospace industry as well mission-critical applications in medical technology, transportation and telecommunications market sectors.

About Ault Disruptive

Ault Disruptive Technologies Corporation, a Delaware corporation, is a blank check company incorporated in February 2021 whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination.

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Additional Information and Where to Find It

In connection with the proposed Transaction, Ault Disruptive intends to file a Registration Statement on Form S-4 (the “Form S-4”) with the SEC, which will include a preliminary prospectus with respect to its securities to be issued by Ault Disruptive in connection with the Transaction and a preliminary proxy statement with respect to Ault Disruptive’s stockholder meeting at which Ault Disruptive’s stockholders will be asked to vote on the proposed Transaction. Gresham will separately file its own proxy statement with respect to Gresham’s stockholder meeting at which Gresham’s stockholders will be asked to vote on the proposed Transaction. Ault Disruptive’s and Gresham’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Transaction, as these materials will contain important information about Ault Disruptive, Gresham, the Merger Agreement and the Transaction. When available, the definitive proxy statement/prospectus and other relevant materials for the Transaction will be mailed to stockholders of Ault Disruptive and Gresham as of a record date to be established for voting on the Transaction. Stockholders of Ault Disruptive and Gresham will also be able to obtain copies of the Form S-4, the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov.

Participants in the Solicitation

Ault Disruptive, Gresham and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Ault Disruptive’s and Gresham’s stockholders with respect to the proposed Transaction. Investors and securityholders may obtain more detailed information regarding the names and interests in the business combination of the directors and officers of each of Ault Disruptive and Gresham such companies’ respective filings with the SEC, including the Form S-4.

No Offer or Solicitation

This press release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with the proposed Transaction or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements regarding Ault Disruptive and Gresham’s expectations with respect to anticipated financial impacts of the proposed Transaction, the timing of the completion of the proposed Transaction, Gresham’s projected financial and operational performance, new product offerings that Gresham may introduce, and related matters, as well as all other statements other than statements of historical fact included in this press release, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to Ault Disruptive or Gresham’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, Ault Disruptive’s and Gresham’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in Ault Disruptive’s and Gresham’s filings with the SEC. Most of these factors are outside the control of Ault Disruptive and Gresham and are difficult to predict. In addition to factors disclosed in Ault Disruptive and Gresham’s filings with the SEC, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of the securities of Ault Disruptive and Gresham; the risk that the Transaction may not be completed by Ault Disruptive’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Ault Disruptive; inability to meet the closing conditions to the Transaction, including the occurrence of any event, change, legal proceedings instituted against Gresham or against Ault Disruptive related to the Merger Agreement or the management team, or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the Transaction contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Ault Disruptive or Gresham and the receipt of certain governmental and regulatory approvals including the Israeli Ministry of Defense; changes in Ault Disruptive’s capital structure; redemptions exceeding a maximum threshold; the failure to maintain the listing of Ault Disruptive’s securities or failure of Gresham to meet the NYSE American’s initial listing standards in connection with the consummation of the contemplated Transaction; costs related to the Transaction contemplated by Merger Agreement; Gresham’s ability to successfully resolve certain pending litigation; and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; a delay or failure to realize the expected benefits from the proposed Transaction. The forward-looking statements are based upon management’s beliefs and assumptions; and other risks and uncertainties to be identified in the Form S-4 (when available) relating to the Transaction, including those under “Risk Factors” therein, and in other filings with the SEC made by Ault Disruptive. Each of Ault Disruptive and Gresham undertake no obligation to update these statements for revisions or changes after the date of this press release except as required by law.

Contacts

Gresham Worldwide, Inc.

info@greshamworldwide.com

(833) 457-6667

Ault Disruptive Technologies Corporation

ir@aultdisruptive.com

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